UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c−101)

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
☒	Definitive Information Statement

ERNEXA THERAPEUTICS INC.
(Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

ERNEXA THERAPEUTICS INC.

1035 Cambridge Street, Suite 18A

Cambridge, MA 02141

(617) 798-6700

NOTICE OF ACTION BY WRITTEN CONSENT OF THE HOLDERS OF THE MAJORITY

VOTING POWER OF THE COMPANY’S COMMON STOCK

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

Ernexa Therapeutics Inc., a Delaware corporation (the “Company”) is providing this notice that the Company enacted the following corporate action by Written Consent in lieu of a meeting of shareholders.

On March 26, 2026, the board of directors of the Company (the “Board”) approved resolutions (the “Reverse Split Board Consent”), and on March 27, 2026, received a written consent (the “Reverse Split Shareholder Consent,” and together with the Reverse Split Board Consent, the “Reverse Split Consents”) in lieu of a meeting from the shareholders having voting power of approximately 53.34% of the voting stock of the Company (the “Consenting Shareholders”), to authorize, approve, ratify and confirm it is in the best interests of the Company and its stockholders for the Board to have discretionary authority to adopt a certificate of amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split, at a ratio of between one (1) for ten (10) and one (1) for twenty-five (25), such ratio to be determined by the Board (the “Reverse Split”), to regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share for continued listing.

You are urged to read this Information Statement in its entirety for a description of the actions taken by the Consenting Shareholders of the Company. The actions will become effective on a date that is not earlier than twenty (20) calendar days after this Information Statement is first mailed to the Company’s shareholders.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders who did not execute the written consent of the Action Items, in accordance with the requirements of the Securities and Exchange Commission’s rules and regulations and the Delaware General Corporation Law, as amended. This Information Statement will be mailed on or about April 13, 2026 to all of our shareholders of record as of the close of business on the Record Date.

By Order of the Board of Directors,

/s/ Sanjeev Luther
Sanjeev Luther
Chief Executive Officer

Dated: April 13, 2026

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

April 13, 2026

ERNEXA THERAPEUTICS INC.

1035 Cambridge Street, Suite 18A

Cambridge, MA 02141

(617) 798-6700

This Information Statement is distributed by Ernexa Therapeutics Inc. (the “Company,” “we,” “our” and “us”) to inform our shareholders of following actions taken without a meeting by the written consent of the stockholder having voting power of 15,552,343 shares of issued and outstanding common stock of the Company as of the close of business on April 6, 2026 (the “Record Date”) constituting 53.34% of the voting power of the Company.

On March 26, 2026, the board of directors of the Company (the “Board”) approved resolutions (the “Reverse Split Board Resolutions”), and on March 27, 2026, received a written consent (the “Reverse Split Shareholder Consent”, and together with the Reverse Split Board Consent, the “Reverse Split Consents”) in lieu of a meeting from the stockholder having voting power of approximately 53.34% of the voting stock of the Company (the “Consenting Shareholders”), to authorize, approve, ratify and confirm it is in the best interests of the Company and its stockholders for the Board to have discretionary authority to adopt a certificate of amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split, at a ratio of between one (1) for ten (10) and one (1) for twenty-five (25), such ratio to be determined by the Board (the “Reverse Split”), to regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share for continued listing.

NONE OF THE ACTION ITEMS HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE ACTION ITEMS, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) and is being furnished by the Board to the holders of record as of the Record Date of our outstanding common stock, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 6.202(d) of the Delaware General Corporation Law, as amended (the “DGCL”).

The cost of preparing, printing and mailing this Information Statement will be paid by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

This Information Statement informs shareholders that on March 27, 2026, the Consenting Shareholder adopted and approved the Reverse Split Shareholder Consent approving the Reverse Split and the Certificate of Amendment (the “Action Items”). The Consenting Shareholder had voting power of 15,552,343 shares of issued and outstanding common stock, representing approximately 53.34% of the voting power of the Company.

Accordingly, the Reverse Split Shareholder Consent executed by the Consenting Shareholders pursuant to DGCL and the Company’s charter documents is sufficient to approve the Action Items and no further shareholder action is required to approve the Action Items. No payment was made to any person or entity in consideration of execution of the Reverse Split Shareholder Consent.

Accordingly, all necessary corporate approvals to effectuate the Action Items have been obtained. We are not seeking approval from our remaining shareholders. This Information Statement is furnished solely for the purpose of informing our shareholders, in the manner required by the Exchange Act and DGCL, of the approval of the Action Items. Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the Action Items will not be effective until at least 20 days after the date this Information Statement is mailed to each of our shareholders.

The Action Items approved by the Consenting Shareholders by written consent are not corporate actions for which shareholders of a Delaware corporation are entitled to a dissenter’s right under DGCL.

Our shareholders as of the Record Date are being furnished copies of this Information Statement. This Information Statement will be mailed or furnished to our shareholders on or about April 13, 2026.

QUESTIONS AND ANSWERS ABOUT

THIS INFORMATION STATEMENT AND THE TRANSACTIONS

Q. Why did I receive this Information Statement?

A. The Exchange Act and DGCL require us to provide you with information regarding the Action Items, even though your vote is neither required nor requested to approve the Action Items.

Q. Why am I not being asked to vote on the Action Items?

A. The Board unanimously adopted, approved and recommended the approval of the Action Items and determined that the Action Items are advisable and in the best interests of the Company and our shareholders. The Action Items have also been approved by the written consent of the Consenting Shareholders. Such approval is sufficient under DGCL and no further approval by our shareholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What do I need to do now?

A. Nothing. This Information Statement is provided to you solely for your information and does not require or request you to do anything.

THE REVERSE SPLIT

Nasdaq Listing Rule 5550(a)(2) requires a minimum bid price of $1.00 per share (the “Minimum Bid Requirement”) for continued listing on Nasdaq Capital Market (“Nasdaq”). To regain compliance with the Minimum Bid Requirement, the Board has determined it is in the best interests of the Company and its stockholders for the Board to have discretionary authority to effect the Reverse Split by adopting the Certificate of Amendment.

On March 26, 2026, the Board adopted a resolution approving and recommending to the Company’s shareholders for their approval a proposal to amend the Certificate of Incorporation, as amended, to effectuate a Reverse Split of outstanding shares of common stock at an exchange ratio of one (1) for ten (10) and one (1) for twenty-five (25), the exact exchange ratio and the effective time of the Reverse Split to be determined by the Board in its sole discretion. On March 27, 2026, the Consenting Shareholders adopted the Reverse Split Shareholder Consent. When the Reverse Split is implemented, pursuant to the amendment to the Company’s Certificate of Incorporation that gives effect to the Reverse Split, the total number of authorized shares of common stock will not change.

Following shareholder approval, the number of issued and outstanding shares of our common stock will be reduced in accordance with an exchange ratio of one (1) for ten (10) and one (1) for twenty-five (25), as determined by the Board, effective as of the time specified in the Certificate of Amendment filed with the Secretary of State of the State of Delaware. The Reverse Split will affect all holders of our outstanding common stock uniformly and will not affect any shareholder’s percentage ownership or proportionate voting and other rights in our common stock, except for adjustments that might result from the treatment of fractional shares as described below. Pursuant to the Certificate of Amendment, the number of authorized shares of our common stock will be maintained at 150,000,000 shares and the par value of our common stock will remain unchanged at $0.005 per share.

The Board has authorized the Reverse Split with the primary intent of increasing the per share trading price of the Common Stock, which is publicly traded and listed on the Nasdaq Capital Market under the symbol “AIMD”. The Reverse Split is being effectuated in order to raise the trading price of the Common Stock so that we can regain compliance with the Minimum Bid Requirement.

The closing price of shares of the common stock on March 27, 2026 was $0.2020 per share. A higher price per share may allow the Company to continue to have the common stock listed on the Nasdaq Capital Market without falling out of compliance with Listing Rule 5550(a)(2).

As of the Record Date, there were 29,154,431 shares of common stock outstanding, with each share of common stock entitled to one vote. The company does not have any other outstanding shares or capital stock entitled to vote. As of the Record Date, the Consenting Shareholders, had voting power of approximately 53.34% of the shares of common stock outstanding. On March 27, 2026, by delivery of the Reverse Split Shareholder Consent, the Consenting Shareholders approved the Reverse Split and the Certificate of Amendment, by providing written consents as to 15,552,343 votes, or approximately 53.34% of the voting capital of the Company. Accordingly, the majority of voting power of the Company, which is necessary to authorize the Reverse Split, was received.

Potential Effects of the Reverse Split

Our Certificate of Incorporation, as amended, currently authorizes us to issue a maximum of 150,000,000 shares of common stock, par value $0.005 per share, and 1,000,000 shares of preferred stock, par value $0.005 per share.

The table below illustrates the effect of the Reverse Split on the number of shares of our common stock that would be issued and outstanding, authorized and reserved for issuance and authorized and unreserved for issuance based on our capitalization as of March 27, 2026.

Reverse Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Split
1-for-10	2,915,444
1-for-15	1,943,629
1-for-20	1,457,722
1-for-25	1,166,178

The table above does not take into account fractional shares or the shares issuable pursuant to convertible notes that would convert.

Potential Advantages of the Reverse Split

The Board has authorized the Reverse Split with the primary intent of increasing the per share trading price of the common stock, which is publicly traded and listed on the Nasdaq Capital Market under the symbol “ERNA”. The Reverse Split is being effectuated in order to raise the trading price of the common stock so that we can regain compliance with the Minimum Bid Requirement.

The Board also believes that the increase in the number of available shares of common stock following the Reverse Split will provide the Company with the ability to support its future anticipated growth and will provide greater flexibility to consider and respond to future business opportunities and needs as they arise, including equity financings and stock-based acquisitions of new technology and product development candidates. The availability of additional shares of common stock will permit the Company to undertake certain of the foregoing actions without delay and expense associated with holding a Special Meeting of Shareholders to obtain shareholder approval each time such an opportunity arises that would require the issuance of shares of our common stock.

Additionally, current and prospective investors and the brokerage community may view an investment in our common stock more favorably if our common stock is quoted on The Nasdaq Capital Market. Taking into such consideration such minimum price requirement, the Board may select an appropriate ratio to effectuate the Reverse Split.

There is no assurance that, even if the Reverse Split results in the common stock meeting any applicable minimum price requirement, that the Company will be able to maintain compliance with the other Nasdaq Capital Market listing requirements.

Procedure for Affecting the Reverse Split

The Board unanimously approved and recommended seeking shareholder approval of the Reverse Split Proposal on March 26, 2026. The Board has the authority to determine the exchange ratio, based, in part, on the price of the common stock on the days leading up to the filing of the Certificate of Amendment. The Company will publicly announce the ratio selected for the Reverse Split prior to the effectiveness of the Reverse Split within the limits set forth in the Reverse Split Proposal.

The Certificate of Amendment will be filed with the Secretary of State of the State of Delaware. As of the filing date of the Certificate of Amendment (the “Reverse Split Effective Date”), the outstanding shares of our common stock will be combined and converted into a lesser number of shares of common stock calculated in accordance with the exchange ratio set by the Board, within the specified range of potential exchange ratios, and without further action on the part of the Company and our shareholders. For instance, if a shareholder presently holds 100 shares of our common stock, the shareholder will hold 10 shares of our common stock following a Reverse Split effected at an exchange ratio of ten-for-one.

Fractional Shares

The Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, the Company does not expect to issue certificates representing fractional shares. In lieu of any fractional shares, the Company will issue to shareholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold of record before the Reverse Split is not evenly divisible by the final ratio that number of shares of common stock as rounded up to the nearest whole share.

Record and Beneficial Shareholders

After the Reverse Split Effective Date, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, a number used to identify our common stock. Stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number.

After the Reverse Split, shareholders of record holding some or all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our common stock they held after the Reverse Split. Shareholders of record holding all of their shares in certificate form, or a combination of certificate and book-entry form, will receive transmittal letters from our transfer agent, Computershare Trust Company, N.A. (the “Transfer Agent”), as soon as practicable after the Reverse Split Effective Date. The letters of transmittal will contain instructions on how the shareholders of record must surrender the certificates representing the pre-Reverse Split shares to the Transfer Agent to be exchanged for stock certificates representing post-Reverse Split shares. Any shareholders of record entitled to a cash payment in lieu of an interest in a fractional share will receive a check by U.S. mail delivered to their address of record as soon as practicable after the Reverse Split Effective Date.

Shareholders holding our common stock in “street name,” through a brokerage firm, bank, broker-dealer or other nominee, will be treated in the same manner as shareholders of record whose shares are held in their own names with the Transfer Agent. However, shareholders should contact their brokerage firm, bank, broker-dealer or other nominee for more information regarding their particular procedures for processing the Reverse Split.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Effects of the Reverse Split

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares of common stock owned by each shareholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of the common stock owned by each shareholder will remain unchanged except for any de minimus change resulting from the treatment of fractional shares as described below.

Any outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the common stock would be adjusted as a result of the Reverse Split, as required by the terms of these particular securities. The conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the Reverse Split ratio determined by the Board.

Effect on Par Value and Accounting

Following the Reverse Split, the par value per share of our common stock will remain at $0.005 per share. Total shareholders’ equity will remain unchanged. Net loss or net income per share and net book value per share will be increased as a result of the Reverse Split since fewer shares of our common stock will be outstanding. All share and per share information in our financial statements will be restated to reflect the Reverse Split for all periods presented in filings after the Reverse Split Effective Date with the SEC.

Certain Other Effects

After the Reverse Split, we will continue to be subject to the periodic reporting requirements of the Exchange Act and outstanding shares of our common stock will remain fully paid and non-assessable. Our common stock and warrants will continue to be reported on Nasdaq Capital Market under the symbols “ERNA” and “ERNAW”, respectively. We will make all necessary filings as required by SEC Rule 10b-17.

Potential Negative Effects of the Reverse Split

The immediate effect of the Reverse Split will be to reduce the number of shares of our outstanding common stock and to increase the bid price of our common stock. However, we cannot guarantee that the Reverse Split will lead to an increase in the bid price of our common stock in proportion to the reduction in the number of shares of our outstanding common stock or result in a permanent increase in the bid price of our common stock. Indeed, because the bid price of our common stock depends on our performance, prospects, general market conditions and other factors unrelated to the number of shares of our common stock outstanding at any given time, the bid price of our common stock might decline after the Reverse Split (perhaps by an even greater percentage than would have occurred in the absence of the Reverse Split). As a result, we might still be at risk for adverse consequences associated with lower-priced stocks generally.

We cannot assure you that the Reverse Split will have the desired effect of sufficiently increasing the bid price of our common stock to meet the bid price listing eligibility requirement. Furthermore, the Reverse Split will make it more difficult for us to meet certain other requirements for listing on The Nasdaq Capital Market, including rules related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders. Our common stock might experience reduced liquidity and trading volume due to the availability of fewer shares for trading after the Reverse Split and certain investors could still consider the bid price of our common stock to be too low, including investors with express policies prohibiting transactions involving lower-priced stocks or investors who are reluctant to incur transaction costs that represent a higher percentage of the stock price of lower-priced stocks than of higher-priced stocks. In addition, customers, suppliers or employees might consider a company with a low stock price and reduced liquidity and trading volume as risky and might accordingly be less likely to transact business with us.

The Reverse Split might also produce other negative effects. Investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain shareholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Split to have any anti-takeover effects or to be part of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Certain shareholders might be adversely affected disproportionately by the Reverse Split. Some of our smaller shareholders might be eliminated since no fractional shares will be issued. Other shareholders might end up owning “odd-lots” of less than 100 shares as a result of the Reverse Split, which would likely result in brokerage commissions and other transaction costs that are higher than the costs associated with transactions in even multiples of 100 shares.

No Appraisal Rights

Under DGCL, our shareholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide our shareholders with such rights when the Reverse Split is affected.

Certain United States Federal Income Tax Consequences of the Reverse Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Split. This discussion is based on the Code, applicable Treasury regulations promulgated under the Code, judicial decisions and administrative rulings, all as of the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and could cause the U.S. federal income tax consequences of the Reverse Split to vary substantially from those described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income). Nor does it address any aspects of U.S. state or local or non-U.S. taxation. We have not and do not intend to seek any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any U.S. federal income tax consequences described herein. There can be no assurance that the IRS will not take positions inconsistent with the consequences discussed below or that any such positions would not be sustained by a court. All shareholders are urged to consult with their tax advisors with respect to the tax consequences of the Reverse Split.

This discussion applies only to shareholders that are U.S. Holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders that may be subject to special tax rules, including (i) shareholders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) traders in securities that elect to use a mark-to-market method of accounting; (vii) shareholders whose functional currency is not the U.S. dollar; (viii) persons holding our common stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; (ix) persons who acquired shares of our common stock in connection with employment or other performance of services; (x) U.S. expatriates; (xi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes); and (xii) S corporations. This discussion assumes that the pre-Reverse Split shares of common stock were, and the post-Reverse Split shares of common stock will be, held as a “capital asset,” as defined in Section 1221 of the Code. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

As used herein, the term “U.S. Holder” is a beneficial owner of common stock that is, for U.S. federal income tax purposes:

● an individual citizen or resident of the United States,

● a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

● an estate whose income is subject to U.S. federal income tax regardless of its source, or

● a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

ALL SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE SPLIT.

The Reverse Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(E) of the Code that is not part of a plan to periodically increase any shareholder’s proportionate interest in the assets or earnings and profits of the Company. The remainder of this discussion assumes the Reverse Split is so treated.

A U.S. Holder should not recognize gain or loss upon the Reverse Split, except with respect to cash received in lieu of a fractional share of common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocable to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered therefor. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Split. U.S. Holders that acquired shares of our common stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Split should be treated as having received the fractional share pursuant to the Reverse Split and then as having transferred to the Company that fractional share in exchange for cash. As a result, a U.S. Holder should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. Holder’s tax basis in our common stock allocable to such fractional share, unless the receipt of cash is treated as having the effect of a distribution of a dividend, in which case the cash received will be treated as dividend income to the extent of the Company’s current accumulated earnings and profits as calculated for U.S. federal income tax purposes. Shareholders are urged to consult their tax advisors to determine whether receipt of cash has the effect of a distribution of a dividend. Any capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year as of the Reverse Split Effective Date. The deductibility of capital losses is subject to limitations.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ from that of the other holders of the Common Stock), none of our officers, directors or any of their respective affiliates or associates will have any interest in the Reverse Split or the Plan Amendment.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

● Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026; and

● Our Current Reports on Form 8-K filed with the SEC on March 20, 2026 and February 11, 2026.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information, including those filed by us, at http://www.sec.gov. You may also access the SEC filings and obtain other information about us through our website, which is www.ernexatx.com. The information contained on the website is not incorporated by reference in, or in any way part of, this Information Statement.

DELIVERY OF DOCUMENTS AND HOUSEHOLDING

The Commission has adopted rules that permit companies and intermediaries such as brokers, to satisfy the delivery requirements for Information Statements with respect to two or more shareholders sharing the same address by delivering a single Information Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders, is environmentally friendly, and represents cost savings for companies.

For this Information Statement, the Company’s transfer agent or brokers may be householding this Information Statement and the documents incorporated by reference that we are enclosing with the Information Statement. A single Information Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the effected shareholders. Once you have received notice from your broker or the Company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in householding and would prefer to receive separate periodic reports, or if you currently receive multiple copies of the Information Statement or other periodic reports at your address and would like to request householding by the Company, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request directly to:

ERNEXA THERAPEUTICS INC.,

Attn: President & Chief Executive Officer

1035 Cambridge Street, Suite 18A

Cambridge, MA 02141

(617) 798-6700

Or by electronic mail:

Sanjeev Luther, President & Chief Executive Officer: sanjeev.luther@ernexatx.com

OTHER MATTERS

As a matter of regulatory compliance, the Company is sending you this Information Statement that describes the purpose and effect of the Action Items. Your consent to the approval of the Action Items is not required and is not being solicited in connection herewith. This Information Statement is intended to provide the Company’s shareholders information required by the rules and regulations of the Exchange Act and DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,

PLEASE CONTACT:

ERNEXA THERAPEUTICS INC.,

Attn: Corporate Secretary,

1035 Cambridge Street, Suite 18A

Cambridge, MA 02141

(617) 798-6700

By Order of the Board of Directors,

/s/ Sanjeev Luther
Sanjeev Luther
Chief Executive Officer